Electro Rent Corporation                    FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

      Electro Rent Corporation Fiscal 2005 Second Quarter
         Net Income More Than Doubles on Higher Revenue

     VAN NUYS, CALIFORNIA, December 16, 2004 - Electro Rent
Corporation (NASDAQ:ELRC) announced today that net income for the second quarter of fiscal 2005 more than doubled on higher revenue compared to the second quarter of fiscal 2004.

Second Quarter Results
     For the three months ended November 30, 2004, net income
increased 134% to $6.2 million, or $0.25 per diluted share,
compared to $2.7 million, or $0.10 per diluted share, for the second quarter of fiscal 2004.  Revenue for this year's second quarter increased 14% to $27.5 million from $24.2 million for the same period last year.

First Half Results
     For the six months ended November 30, 2004, net income
increased 148% to $11.9 million, or $0.47 per diluted share, which included $1.8 million (pre-tax) related to funds received from a class action lawsuit.  This compares to net income of $4.8 million, or $0.19 per diluted share, for the first six months of fiscal 2004.  Revenue increased 13% to $53.1 million from $46.9 million for last year's first half.
     Operating income for the three and six month periods in
fiscal 2004 were affected by a $2.3 million accrual related to the retirement of a former officer, partly offset by a $1.2
million benefit from the reversal of certain accounts receivable credits.  There were no comparable items in the current periods.

Operations Review
     "During the second quarter we continued to increase both
rental and lease volume and operating efficiency.  Both our test and measurement and data products businesses performed well, with more equipment out on rent and at better prices than we achieved in last year's second quarter and in the first quarter of this year.  The increasing efficiency of our operations and improved customer service also contributed to our excellent performance.
The benefits of all this hard work are clearly apparent, as we

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Electro Rent Corporation Fiscal 2005 Second Quarter Net Income
More Than Doubled to $0.25 Per Share
December 16, 2004
Page Two

were able to support higher revenue while continuing to reduce costs," said Chairman and Chief Executive Officer Daniel
Greenberg.
     "In the past three quarters, we have purchased a substantial amount of new equipment, and our continued success in placing it effectively with customers has allowed us to capitalize on the gains we captured earlier in the fiscal year.  We have continued
to invest to ensure that our equipment pool is both
technologically up-to-date to meet our clients' evolving
requirements and properly sized to meet our objectives for
utilization and pricing," Greenberg said.
     Equipment purchases totaled $12.2 million for this year's
second quarter and $34.0 million for the first half of fiscal
2005, compared to $12.9 million and $23.2 million for last year's second quarter and first half, respectively.  Cash and marketable securities were $75.8 million at November 30, 2004 compared to
$82.2 million at May 31, 2004.  The book value of Electro Rent's equipment pool rose to $108.3 million at November 30, 2004
compared to $96.3 million at May 31, 2004 and $87.3 million at
November 30, 2003.
     Electro Rent has no debt, and its shareholders' equity at
November 30, 2004 was $180.8 million.

About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions

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Electro Rent Corporation Fiscal 2005 Second Quarter Net Income
More Than Doubled to $0.25 Per Share
December 16, 2004
Page Three

identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)
#3753

ELECTRO RENT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED) (000 Omitted Except Per Share Data)

                            Three Months Ended  Six Months Ended
                               November 30,       November 30,
                              2004     2003      2004     2003
Revenues:
 Rentals and leases          $21,031  $18,628   $40,639  $35,309
 Sales of equipment
  and other revenues           6,466    5,533    12,477   11,549
     Total revenues           27,497   24,161    53,116   46,858

Costs and expenses:
 Depreciation of equipment     8,466    7,676    16,491   15,737
 Costs of revenues
   other than depreciation     3,235    3,487     6,395    7,252
 Selling, administrative
  & general expenses           7,171    9,732    14,556   17,557
   Total operating expenses   18,872   20,895    37,442   40,546

Operating profit               8,625    3,266    15,674    6,312
 Interest and
  investment income, net         304      412       562      833
 Income from
  litigation settlement          --       --      1,758      --

Income before income taxes     8,929    3,678    17,994    7,145

Income tax provision           2,703    1,016     6,141    2,358

Net income                   $ 6,226  $ 2,662   $11,853  $ 4,787

Earnings per share
 Basic                       $  0.25  $  0.10   $  0.48  $  0.19
 Diluted                     $  0.25  $  0.10   $  0.47  $  0.19

Average shares used in
per share calculation
 Basic                        24,917   24,863    24,909   24,843
 Diluted                      25,295   25,029    25,195   24,946

ELECTRO RENT CORPORATION
Condensed Consolidated Balance Sheets
(000 omitted)

                                          Nov. 30,     May 31,
                                           2004         2004

Assets

 Cash and cash equivalents               $ 16,953     $ 29,692
 Marketable securities                     58,875       52,475
 Accounts receivable, net                  11,239        8,095
 Rental and lease equipment, net          108,305       96,346
 Other property, net                       15,803       16,084
 Other                                      3,420        3,675
     Total assets                        $214,595     $206,367

Liabilities and Shareholders' Equity

Liabilities:
 Accounts payable                        $  8,775     $ 16,560
 Accrued expenses                          11,472       11,000
 Deferred revenue                           2,728        2,197
 Deferred income taxes                     10,844        7,994
     Total liabilities                     33,819       37,751

Shareholders' equity
 Common stock                              19,809       19,502
 Retained earnings                        160,967      149,114
     Total shareholders' equity           180,776      168,616

     Total liabilities
      & shareholders' equity             $214,595     $206,367